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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0056 Expires: October 31, 2005 Estimated average burden hours per response. . 3.0

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
SPA ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	383763687
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Tower - 49, 12 East 49th Street, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
See Appendix A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-144856/811-22103 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter), as applicable.

Instruction. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Ru1e 424(b) under the Securities Act (§230.424(b) of this chapter), this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Instruction. See the instructions as to exhibits, set forth below.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	/s/ Antony Drain

Date	10/30/08

By	Antony Drain
*Print the name and title of the signing officer under his signature.

INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 1 2b-32 regarding incorporation of exhibits by reference.

Appendix A

Title of each class to be so registered	Name of each exchange on which each class is to be registered

SPA MarketGrader 40 Fund SFV	NYSE Arca
SPA MarketGrader 100 Fund SIH	NYSE Arca
SPA MarketGrader 200 Fund SNB	NYSE Arca
SPA MarketGrader Small Cap 100 Fund SSK	NYSE Arca
SPA MarketGrader Mid Cap 100 Fund SVD	NYSE Arca
SPA MarketGrader Large Cap 100 Fund SZG	NYSE Arca